Exhibit 99.1

ELDORADO RESORTS REPORTS FOURTH QUARTER NET REVENUE OF $592.1 MILLION,

OPERATING INCOME OF $58.9 MILLION, AND ADJUSTED EBITDA OF $154.4 MILLION

Reno, Nevada (February 26, 2020) – Eldorado Resorts, Inc. (NASDAQ: ERI) (“Eldorado,” “ERI,” or “the Company”) today reported operating results for the fourth quarter ended December 31, 2019.

Fourth Quarter 2019 and Recent Highlights:

•	Net revenue of $592.1 million, a decrease of 11.9% on a GAAP basis and a decrease of 4.4% on a same-store basis versus the comparable prior-year period

•	Operating income of $58.9 million, a decrease of 32.1% on a GAAP basis and 32.2% on a same-store basis versus the comparable prior-year period, with a GAAP net loss of $13.2 million

•	Adjusted EBITDA on a same-store basis was $146.2 million up 0.4% versus the comparable prior-year period

•	Adjusted EBITDA margin rose 130 basis points on a same-store basis versus the comparable prior-year period

•	Full year 2019 Adjusted EBITDA margin rose 240 basis point to 28.0% on a same-store basis versus the comparable prior-year period

•	Closed on the divestiture of three assets during the quarter for gross proceeds of $385 million

•	Subsequent to quarter end, Eldorado entered into a definitive agreement to sell the Eldorado Shreveport Resort and Casino for $230 million in cash

•	Repaid $388 million of debt in fourth quarter and reduced debt in 2019 by more than $700 million

“Eldorado generated fourth quarter Adjusted EBITDA of $146.2 million on a same-store basis, up 0.4% year over year against a 22.0% comparable year-over-year Adjusted EBITDA growth rate in the fourth quarter of 2018. We achieved a 130 basis point year-over-year increase in our consolidated Adjusted EBITDA margin to 26.4% driven by our Central Region, which grew Adjusted EBITDA 11.5% and expanded Adjusted EBITDA margins by 370 basis points during the quarter,” said Tom Reeg, Chief Executive Officer of Eldorado Resorts.

“2019 was an extremely active and productive year for Eldorado. In June we entered into a transformative deal to acquire Caesars Entertainment. Additionally, we completed the sale of five assets during the year for total gross proceeds of $564 million. We also entered into agreements to sell two additional assets to Twin River for $230 million and the Eldorado Shreveport to Maverick Gaming for $230 million. On the sports wagering front, we opened operations in Iowa and Indiana in 2019 and we are excited about the long-term opportunity created by this new revenue stream. As we continue to move through the regulatory review process in advance of the expected closing in the first half of 2020 for the Caesars Entertainment acquisition, we remain extremely excited about the opportunity to create value for shareholders and stakeholders of both companies. Leaders from both companies have been identified to lead integration planning efforts, which are well underway in a number of critical areas. The execution teams are focused on integrating the two companies post-closing with a plan to drive both top line and bottom line performance.”

($ in thousands, except per share data)	Total Net Revenue

	Three Months Ended
	December 31,
	2019	2019 Divestitures(1)	2019 Pre-Acquisition	2019 Total(2)	2018	2018 Divestitures(3)	2018 Pre-Acquisition	2018 Total(4)	Change
West	$127,481	$—	$—	$127,481	$136,981	$—	$—	$136,981	-6.9%
Midwest	88,685	16,610	—	72,075	95,774	23,341	—	72,433	-0.5%
South	105,465	—	—	105,465	119,570	—	—	119,570	-11.8%
East	151,509	22,102	—	129,407	200,697	69,381	—	131,316	-1.5%
Central	117,087	—	—	117,087	118,586	—	—	118,586	-1.3%
Corporate and Other	1,897	—	—	1,897	152	—	—	152	1148.0%

Total Net Revenue	$592,124	$38,712	$—	$553,412	$671,760	$92,722	$—	$579,038	-4.4%

($ in thousands, except per share data)	Operating Income

	Three Months Ended
	December 31,
	2019	2019 Divestitures(1)	2019 Pre-Acquisition	2019 Total(2)	2018	2018 Divestitures(3)	2018 Pre-Acquisition	2018 Total(4)	Change
West	$18,220	$—	$—	$18,220	$20,650	$—	$—	$20,650	-11.8%
Midwest	27,114	4,557	—	22,557	25,084	5,319	—	19,765	14.1%
South	12,899	—	—	12,899	14,752	—	—	14,752	-12.6%
East	25,602	3,214	—	22,388	30,799	6,024	—	24,775	-9.6%
Central	24,876	—	—	24,876	21,372	—	—	21,372	16.4%
Corporate and Other	(49,799)	—	—	(49,799)	(25,931)	—	—	(25,931)	92.0%

Total Operating Income	$58,912	$7,771	$—	$51,141	$86,726	$11,343	$—	$75,383	-32.2%

($ in thousands, except per share data)	Adjusted EBITDA

	Three Months Ended
	December 31,
	2019	2019 Divestitures(1)	2019 Pre-Acquisition	2019 Total(2)	2018	2018 Divestitures(3)	2018 Pre-Acquisition	2018 Total(4)	Change
West	$33,126	$—	$—	$33,126	$34,572	$—	$—	$34,572	-4.2%
Midwest	31,781	4,728	—	27,053	33,525	7,462	—	26,063	3.8%
South	22,392	—	—	22,392	25,898	—	—	25,898	-13.5%
East	37,753	3,469	—	34,284	43,678	8,232	—	35,446	-3.3%
Central	37,527	—	—	37,527	33,649	—	—	33,649	11.5%
Corporate and Other	(8,201)	—	—	(8,201)	(10,043)	—	—	(10,043)	-18.3%

Total Adjusted EBITDA(7)	$154,378	$8,197	$—	$146,181	$161,279	$15,694	$—	$145,585	0.4%

Net Loss	$(13,219)				$(120)

Basic EPS	$(0.17)				$0.00

Diluted EPS	$(0.17)				$0.00

($ in thousands, except per share data)	Total Net Revenue

	Twelve Months Ended
	December 31,
	2019	2019 Divestitures(5)	2019 Pre-Acquisition	2019 Total(2)	2018	2018 Divestitures(3)	2018 Pre-Acquisition(6)	2018 Total(4)	Change
West	$524,721	$—	$—	$524,721	$483,532	$—	$87,316	$570,848	-8.1%
Midwest	378,577	86,847	—	291,730	397,008	95,912	—	301,096	-3.1%
South	463,133	—	—	463,133	461,181	—	51,711	512,892	-9.7%
East	674,758	125,703	—	549,055	571,272	296,707	287,936	562,501	-2.4%
Central	479,761	—	—	479,761	142,485	—	349,241	491,726	-2.4%
Corporate and Other	7,299	—	—	7,299	529	—	94	623	1071.6%

Total Net Revenue	$2,528,249	$212,550	$—	$2,315,699	$2,056,007	$392,619	$776,298	$2,439,686	-5.1%

($ in thousands, except per share data)	Operating Income

	Twelve Months Ended
	December 31,
	2019	2019 Divestitures(5)	2019 Pre-Acquisition	2019 Total(2)	2018	2018 Divestitures(3)	2018 Pre-Acquisition(6)	2018 Total(4)	Change
West	$84,992	$—	$—	$84,992	$84,548	$—	$13,635	$98,183	-13.4%
Midwest	114,180	24,069	—	90,111	105,809	22,049	—	83,760	7.6%
South	74,622	—	—	74,622	64,851	—	355	65,206	14.4%
East	133,317	15,574	—	117,743	97,963	24,238	46,261	119,986	-1.9%
Central	105,772	—	—	105,772	24,240	—	70,105	94,345	12.1%
Corporate and Other	(102,910)	—	—	(102,910)	(67,308)	—	(52,127)	(119,435)	-13.8%

Total Operating Income	$409,973	$39,643	$—	$370,330	$310,103	$46,287	$78,229	$342,045	8.3%

($ in thousands, except per share data)	Adjusted EBITDA

	Twelve Months Ended
	December 31,
	2019	2019 Divestitures(5)	2019 Pre-Acquisition	2019 Total(2)	2018	2018 Divestitures(3)	2018 Pre-Acquisition(6)	2018 Total(4)	Change
West	$140,957	$—	$—	$140,957	$126,189	$—	$22,914	$149,103	-5.5%
Midwest	140,551	28,899	—	111,652	139,242	30,555	—	108,687	2.7%
South	114,871	—	—	114,871	112,532	—	6,451	118,983	-3.5%
East	181,866	19,841	—	162,025	131,337	40,635	70,864	161,566	0.3%
Central	152,893	—	—	152,893	39,499	—	93,691	133,190	14.8%
Corporate and Other	(33,659)	—	—	(33,659)	(31,869)	—	(15,230)	(47,099)	-28.5%

Total Adjusted EBITDA(7)	$697,479	$48,740	$—	$648,739	$516,930	$71,190	$178,690	$624,430	3.9%

Net Income	$81,001				$95,235

Basic EPS	$1.04				$1.23

Diluted EPS	$1.03				$1.22

(1)	Figures are for Mountaineer, Cape Girardeau and Caruthersville for the period beginning October 1, 2019 and ending December 5, 2019.
(2)

Total figures for 2019 exclude results of operations for Presque Isle Downs, Nemacolin, Mountaineer, Cape Girardeau and Caruthersville. Such presentation does not conform to GAAP or the Securities and Exchange Commission rules for pro forma presentation; however, we believe that the additional financial information will be helpful to investors in comparing current results with results of prior periods. This is non-GAAP data and should not be considered a substitute for data prepared in accordance with GAAP, but should be viewed in addition to the results of the operations reported by the Company.

(3)	Figures are for Presque Isle Downs, Nemacolin, Mountaineer, Cape Girardeau and Caruthersville for the three and twelve months ended December 31, 2018.
(4)

Total figures for 2018 include combined results of operations for ERI, Tropicana Entertainment, Inc. (“TEI”) and Grand Victoria Casino (“GV”) and exclude results of operations for Presque Isle Downs, Nemacolin, Mountaineer, Cape Girardeau and Caruthersville. Such presentation does not conform to GAAP or the Securities and Exchange Commission rules for pro forma presentation; however, we believe that the additional financial information will be helpful to investors in comparing current results with results of prior periods. This is non-GAAP data and should not be considered a substitute for data prepared in accordance with GAAP, but should be viewed in addition to the results of the operations reported by the Company.

(5)

Figures are for Presque Isle Downs for the period beginning January 1, 2019 and ending January 11, 2019, Nemacolin for the period beginning January 1, 2019 and ending March 8, 2019, and Mountaineer, Cape Girardeau and Caruthersville for the period January 1, 2019 and ending December 5, 2019.

(6)

Figures are for TEI for the nine months ended September 30, 2018 and for GV for the period beginning January 1, 2018 and ending August 6, 2018. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors and do not conform to GAAP.

(7)

Adjusted EBITDA is not a GAAP measurement and is presented solely as a supplemental disclosure because the Company believes it is a widely used measure of operating performance in the gaming industry. See “Reconciliation of GAAP Measures to Non-GAAP Measures” below for a definition of Adjusted EBITDA and a quantitative reconciliation of Adjusted EBITDA to operating income (loss), which the Company believes is the most comparable financial measure calculated in accordance with GAAP.

Balance Sheet and Liquidity

As of December 31, 2019, Eldorado had $2.6 billion of debt outstanding. Total cash and cash equivalents were $206.3 million, excluding restricted cash. No amounts were outstanding under the Company’s $500 million revolving credit facility.

“During the fourth quarter of 2019, we continued to utilize our free cash flow from operations and asset sale proceeds to reduce debt. During the quarter we paid down $388 million on our term loan bringing year-to-date total debt reduction to over $700 million,” said Bret Yunker, Chief Financial Officer.

Summary of 2019 Fourth Quarter Region Results

The property results for properties owned by Tropicana Entertainment have been included in results of operations for the fourth quarter of 2018, which preceded the date of acquisition of such properties. The full quarter property results for Grand Victoria Casino are included in the results of operations for the fourth quarter of 2018 following the completion of the acquisition of the property by Eldorado on August 7, 2018. Results for Presque Isle Downs and Lady Luck Nemacolin have been excluded as both assets were divested. Results for Mountaineer, Cape Girardeau and Caruthersville have also been excluded as they were divested to Century Casinos in December 2019. As such this presentation is intended to provide insights on same-store results and does not conform to GAAP or the Securities and Exchange Commission rules for pro forma presentation; however, we believe that the additional financial information will be helpful to investors in comparing current results with results of prior periods.

West Region (THE ROW, Isle Casino Hotel Black Hawk, Lady Luck Casino Black Hawk, Tropicana Laughlin Hotel and Casino and MontBleu Casino Resort & Spa)

Net revenue for the West Region properties for the quarter ended December 31, 2019 declined 6.9% to $127.5 million compared to $137.0 million in the prior-year period and operating income decreased to $18.2 million from $20.7 million in the prior-year quarter. West Region fourth quarter Adjusted EBITDA declined 4.2% to $33.1 million. The West region’s 2019 fourth quarter Adjusted EBITDA margin improved by 70 basis points to 26.0%.

Midwest Region (Isle Casino Waterloo, Isle Casino Bettendorf, Isle of Capri Casino Boonville, and Isle of Capri Casino Kansas City)

Net revenue for the Midwest Region properties for the quarter ended December 31, 2019 decreased approximately 0.5% to $72.1 million compared to $72.4 million in the prior-year period while operating income increased to $22.6 million from $19.8 million in the prior-year quarter. Adjusted EBITDA rose approximately 3.8% to $27.1 million compared to the prior year as the Adjusted EBITDA margin for the segment rose 155 basis points to 37.5%. Adjusted EBITDA for the Midwest Region in the prior-year period was $26.1 million reflecting an Adjusted EBITDA margin of 36.0%.

South Region (Isle Casino Racing Pompano Park, Eldorado Shreveport, Isle of Capri Casino Lula, Lady Luck Casino Vicksburg, Isle of Capri Lake Charles, Trop Casino Greenville and Belle of Baton Rouge Casino & Hotel)

Net revenue for the South Region properties for the quarter ended December 31, 2019 declined approximately 11.8% to $105.5 million compared to $119.6 million in the prior-year period while operating income declined to $12.9 million from $14.8 million in the prior-year period. South Region 2019 fourth quarter Adjusted EBITDA declined to $22.4 million versus $25.9 million in the year ago period. The region’s Adjusted EBITDA margin declined 40 basis points to 21.2%.

East Region (Eldorado Scioto Downs Racino and Tropicana Casino and Resort, Atlantic City)

Net revenue for the East Region properties for the quarter ended December 31, 2019 declined approximately 1.5% to $129.4 million compared to $131.3 million in the prior-year period and operating income decreased to $22.4 million from $24.8 million in the prior-year period. East Region 2019 fourth quarter Adjusted EBITDA declined 3.3% to $34.3 million compared to Adjusted EBITDA of $35.4 million in the prior-year period as the Adjusted EBITDA margin declined 50 basis points to 26.5%.

Central Region (Grand Victoria Casino, Tropicana Evansville and Lumière Place)

Net revenue for the Central Region for the quarter ended December 31, 2019 decreased approximately 1.3% to $117.1 million compared to $118.6 million in the prior-year period while operating income increased to $24.9 million from $21.4 million in the prior-year period. Central Region Adjusted EBITDA for the fourth quarter rose 11.5% to $37.5 million compared to Adjusted EBITDA of $33.6 million in the prior-year period as the Central Region’s Adjusted EBITDA margin improved 370 basis points to 32.1%. All three Central Region properties generated year over year Adjusted EBITDA growth.

Reconciliation of GAAP Measures to Non-GAAP Measures

Adjusted EBITDA (defined below), a non-GAAP financial measure, has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry and we believe that this non-GAAP supplemental information will be helpful in understanding the Company’s ongoing operating results. Management has historically used Adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. Adjusted EBITDA represents operating income (loss) before depreciation and amortization, stock-based compensation, transaction expenses, severance expense, selling costs associated with the disposition of properties, proceeds from the terminated sale of Vicksburg, preopening expenses, costs associated with resolving the historical Tropicana bankruptcy, business interruption insurance proceeds, real estate tax settlements, other than temporary impairments on investments, impairment charges, equity in income (loss) of unconsolidated affiliates, (gain) loss on the sale or disposal of property and equipment, (gain) loss on property divestitures, and other non-cash regulatory gaming assessments. Adjusted EBITDA also excludes expense associated with our Master Lease with GLPI as the transaction was accounted for as a financing obligation. Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with accounting principles generally accepted in the United States (“US GAAP”), is unaudited and should not be considered an alternative to, or more meaningful than, net income (loss) as an indicator of our operating performance. Uses of cash flows that are not reflected in Adjusted EBITDA include capital expenditures, interest payments, income taxes, debt principal repayments, payments under our Master Lease, and certain regulatory gaming assessments, which can be significant. As a result, Adjusted EBITDA should not be considered as a measure of our liquidity. Other companies that provide EBITDA information may calculate EBITDA differently than we do. The definition of Adjusted EBITDA may not be the same as the definitions used in any of our debt agreements.

Fourth Quarter Conference Call

Eldorado will host a conference call at 4:30PM EST today. Senior management will discuss the financial results and host a question and answer session. The dial-in number for the audio conference call is (334) 777-6978, conference ID 5471424 (domestic and international callers). Participants can also access a live webcast of the call through the “Events & Presentations” section of Eldorado’s website at http://www.eldoradoresorts.com/ and a replay of the webcast will be archived on the site for 90 days following the live event.

About Eldorado Resorts, Inc.

Eldorado Resorts is a leading casino entertainment company that owns and operates twenty-three properties in eleven states, including Colorado, Florida, Illinois, Indiana, Iowa, Louisiana, Mississippi, Missouri, Nevada, New Jersey, and Ohio. In aggregate, Eldorado’s properties feature approximately 23,900 slot machines, VLTs and e-tables and approximately 660 table games, and over 11,300 hotel rooms. For more information, please visit www.eldoradoresorts.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements regarding the expected synergies and benefits of a potential combination of Eldorado and Caesars, including the expected accretive effect of the proposed transaction on Eldorado’s results of operations; the anticipated benefits of geographic diversity that would result from the proposed transaction and the expected results of Caesars’ gaming properties; expectations about future business plans, prospective performance and opportunities; required regulatory approvals; the expected timing of the completion of the proposed transaction; and the anticipated financing of the proposed transaction , as well as expectations, future operating results and other information that is not historical information. When used in this press release, the terms or phrases such as “anticipates,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements. Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. There is no assurance that the proposed transaction will be consummated and there are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements made herein. Such risks, uncertainties and other important factors include, but are not limited to: (a) risks related to the combination of Caesars and Eldorado and the integration of their respective businesses and assets; (b) the possibility that the proposed transaction with Caesars and related transactions do not close when expected or at all because required regulatory or other approvals are not received or other conditions to the consumption thereof are not satisfied on a timely basis or at all; (c) the risk that the financing required to fund the proposed transaction with Caesars and related transactions is not obtained on the terms anticipated or at all; (d) potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; (e) potential litigation challenging the proposed transaction; (f) the possibility that the anticipated benefits of the proposed transaction, including cost savings and expected synergies, are not realized when expected or at all, including as a result of the impact of, or issues arising from, the implementation of our operating strategies and integration of our business and Caesars’ business; (g) conditions imposed on the companies in order to obtain required regulatory approvals; (h) uncertainties in the global economy and credit markets and its potential impact on our ability to finance the proposed transaction; (i) the possibility that the proposed transaction may be more expensive to complete than expected, including as a result of unexpected factors or events; (j) diversion of management’s attention from ongoing business operations and opportunities; (k) the ability to retain certain of our key employees and Caesars’ key employees; (l) risks associated with increased leverage from the proposed transaction; (m) changes in the value of Eldorado’s common stock between the date of the merger agreement and the closing of the proposed transaction; (n) competitive responses to the proposed transaction; (o) legislative, regulatory and economic developments; (p) uncertainties as to the timing of the consummation of the proposed transaction and the ability of each party to consummate the proposed transaction; (q) the impact of provisions of the Merger Agreement limiting the operation of our business prior to the closing of proposed transaction with Caesars and (r) other risks and uncertainties described in our reports on Form 10-K, Form 10-Q and Form 8-K.

In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. These forward-looking statements speak only as of the date of this press release, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.

Contact:

Brian Agnew	Joseph N. Jaffoni, Richard Land
Eldorado Resorts	JCIR
775/328-0112	212/835-8500
investorrelations@eldoradoresorts.com	eri@jcir.com

- Tables follow -

ELDORADO RESORTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

($ in thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
REVENUES:
Casino and pari-mutuel commissions	$422,338	$492,961	$1,808,186	$1,553,378
Food and beverage	72,345	82,695	301,417	247,339
Hotel	62,415	69,356	299,908	183,804
Other	35,026	26,748	118,738	71,486

Net revenues	592,124	671,760	2,528,249	2,056,007

EXPENSES:
Casino and pari-mutuel commissions	186,226	229,731	802,327	749,289
Food and beverage	58,373	67,691	238,661	202,618
Hotel	23,123	24,830	99,223	65,009
Other	11,874	13,646	45,938	38,676
Marketing and promotions	31,700	39,906	129,373	106,161
General and administrative	116,665	126,053	476,751	349,598
Corporate	15,176	13,615	65,996	46,632
Impairment charges	—	—	958	13,602
Depreciation and amortization	54,643	58,224	221,525	157,429

Total operating expenses	497,780	573,696	2,080,752	1,729,014
Gain (Loss) on sale or disposal of property and equipment	27,907	(441)	49,575	(835)
Proceeds from terminated sales	—	—	—	5,000
Transaction expenses	(63,030)	(10,800)	(84,658)	(20,842)
Loss from unconsolidated affiliates	(309)	(97)	(2,441)	(213)

Operating income	58,912	86,726	409,973	310,103

OTHER EXPENSE:
Interest expense, net	(69,043)	(75,154)	(286,248)	(171,732)
Loss on early retirement of debt, net	(6,308)	—	(7,512)	(162)
Unrealized gain (loss) on restricted investments	8,305	(2,587)	8,765	(2,587)

Total other expense	(67,046)	(77,741)	(284,995)	(174,481)

(Loss) income before income taxes	(8,134)	8,985	124,978	135,622
Provision for income taxes	(5,085)	(9,105)	(43,977)	(40,387)

Net (loss) income	$(13,219)	$(120)	$81,001	$95,235

Net (loss) income per share of common stock:
Basic	$(0.17)	$0.00	$1.04	$1.23

Diluted	$(0.17)	$0.00	$1.03	$1.22

Weighted average basic shares outstanding	77,735,826	77,503,732	77,677,265	77,458,902

Weighted average diluted shares outstanding	77,735,826	77,503,732	78,593,819	78,282,101

ELDORADO RESORTS, INC.

SUMMARY INFORMATION AND RECONCILIATION OF

OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

($ in thousands)

	Three Months Ended December 31, 2019
	Operating Income	Depreciation and Amortization	Stock-based Compensation	Transaction Expenses (8)	Other (9)	Adjusted EBITDA
Including Divestitures:
West	$18,220	$14,450	$—	$—	$456	$33,126
Midwest	27,114	4,495	7	—	165	31,781
South	12,899	9,300	2	—	191	22,392
East	25,602	12,045	—	—	106	37,753
Central	24,876	12,532	—	—	119	37,527
Corporate	(49,799)	1,821	3,987	63,030	(27,240)	(8,201)

Total	$58,912	$54,643	$3,996	$63,030	$(26,203)	$154,378

Divestitures:
West	$—	$—	$—	$—	$—	$—
Midwest	4,557	—	5	—	166	4,728
South	—	—	—	—	—	—
East	3,214	172	—	—	83	3,469
Central	—	—	—	—	—	—
Corporate	—	—	—	—	—	—

Total Divestitures (1)	$7,771	$172	$5	$—	$249	$8,197

Excluding Divestitures:
West	$18,220	$14,450	$—	$—	$456	$33,126
Midwest	22,557	4,495	2	—	(1)	27,053
South	12,899	9,300	2	—	191	22,392
East	22,388	11,873	—	—	23	34,284
Central	24,876	12,532	—	—	119	37,527
Corporate	(49,799)	1,821	3,987	63,030	(27,240)	(8,201)

Total Excluding Divestitures (2)	$51,141	$54,471	$3,991	$63,030	$(26,452)	$146,181

	Three Months Ended December 31, 2018
	Operating Income	Depreciation and Amortization	Stock-based Compensation	Transaction Expenses (8)	Other (10)	Adjusted EBITDA
Including Divestitures:
West	$20,650	$13,084	$—	$—	$838	$34,572
Midwest	25,084	8,430	15	—	(4)	33,525
South	14,752	11,014	9	—	123	25,898
East	30,799	12,660	2	—	217	43,678
Central	21,372	11,368	—	—	909	33,649
Corporate	(25,931)	1,668	3,412	10,800	8	(10,043)

Total	$86,726	$58,224	$3,438	$10,800	$2,091	$161,279

Divestitures:
West	$—	$—	$—	$—	$—	$—
Midwest	5,319	2,135	6	—	2	7,462
South	—	—	—	—	—	—
East	6,024	2,113	2	—	93	8,232
Central	—	—	—	—	—	—
Corporate	—	—	—	—	—	—

Total Divestitures (3)	$11,343	$4,248	$8	$—	$95	$15,694

Excluding Divestitures:
West	$20,650	$13,084	$—	$—	$838	$34,572
Midwest	19,765	6,295	9	—	(6)	26,063
South	14,752	11,014	9	—	123	25,898
East	24,775	10,547	—	—	124	35,446
Central	21,372	11,368	—	—	909	33,649
Corporate	(25,931)	1,668	3,412	10,800	8	(10,043)

Total Excluding Divestitures (4)	$75,383	$53,976	$3,430	$10,800	$1,996	$145,585

	Twelve Months Ended December 31, 2019
	Operating Income	Depreciation and Amortization	Stock-based Compensation	Transaction Expenses (8)	Other (9)	Adjusted EBITDA
Including Divestitures:
West	$84,992	$55,035	$—	$—	$930	$140,957
Midwest	114,180	25,145	36	—	1,190	140,551
South	74,622	39,165	13	—	1,071	114,871
East	133,317	48,064	7	—	478	181,866
Central	105,772	46,849	—	—	272	152,893
Corporate	(102,910)	7,267	19,663	84,658	(42,337)	(33,659)

Total Including Divestitures	$409,973	$221,525	$19,719	$84,658	$(38,396)	$697,479

Divestitures:
West	$—	$—	$—	$—	$—	$—
Midwest	24,069	4,140	18	—	672	28,899
South	—	—	—	—	—	—
East	15,574	3,842	7	—	418	19,841
Central	—	—	—	—	—	—
Corporate	—	—	—	—	—	—

Total Divestitures (5)	$39,643	$7,982	$25	$—	$1,090	$48,740

Excluding Divestitures:
West	$84,992	$55,035	$—	$—	$930	$140,957
Midwest	90,111	21,005	18	—	518	111,652
South	74,622	39,165	13	—	1,071	114,871
East	117,743	44,222	—	—	60	162,025
Central	105,772	46,849	—	—	272	152,893
Corporate	(102,910)	7,267	19,663	84,658	(42,337)	(33,659)

Total Excluding Divestitures (6)	$370,330	$213,543	$19,694	$84,658	$(39,486)	$648,739

	Twelve Months Ended December 31, 2018
	Operating Income	Depreciation and Amortization	Stock-based Compensation	Transaction Expenses (8)	Other (10)	Adjusted EBITDA
Excluding Pre-Acquisition/Including Divestitures:
West	$84,548	$40,131	$(32)	$—	$1,542	$126,189
Midwest	105,809	33,083	106	—	244	139,242
South	64,851	37,357	59	—	10,265	112,532
East	97,963	27,913	14	—	5,447	131,337
Central	24,240	13,583	—	—	1,676	39,499
Corporate	(67,308)	5,362	12,937	20,842	(3,702)	(31,869)

Total Excluding Pre-Acquisition/Including Divestitures	$310,103	$157,429	$13,084	$20,842	$15,472	$516,930

Divestitures:
West	$—	$—	$—	$—	$—	$—
Midwest	22,049	8,405	44	—	57	30,555
South	—	—	—	—	—	—
East	24,238	11,099	13	—	5,285	40,635
Central	—	—	—	—	—	—
Corporate	—	—	—	—	—	—

Total Divestitures (3)	$46,287	$19,504	$57	$—	$5,342	$71,190

Pre-Acquisition:
West	$13,635	$9,271	$—	$—	$8	$22,914
Midwest	—	—	—	—	—	—
South	355	6,076	—	—	20	6,451
East	46,261	24,444	—	—	159	70,864
Central	70,105	22,939	—	—	647	93,691
Corporate	(52,127)	1,537	—	4,259	31,101	(15,230)

Total Pre-Acquisition (7)	$78,229	$64,267	$—	$4,259	$31,935	$178,690

Including Pre-Acquisition/Excluding Divestitures:
West	$98,183	$49,402	$(32)	$—	$1,550	$149,103
Midwest	83,760	24,678	62	—	187	108,687
South	65,206	43,433	59	—	10,285	118,983
East	119,986	41,258	1	—	321	161,566
Central	94,345	36,522	—	—	2,323	133,190
Corporate	(119,435)	6,899	12,937	25,101	27,399	(47,099)

Total Including Pre-Acquisition/Excluding Divestitures (4)	$342,045	$202,192	$13,027	$25,101	$42,065	$624,430

(1)	Figures are for Mountaineer, Cape Girardeau and Caruthersville for the period beginning October 1, 2019 and ending December 5, 2019.
(2)

Total figures for the three months ended December 31, 2019 exclude the results of operations for Mountaineer, Cape Girardeau and Caruthersville. Such presentation does not conform to GAAP or the Securities and Exchange Commission rules for pro forma presentation; however, we believe that the additional financial information will be helpful to investors in comparing current results with results of prior periods. This is non-GAAP data and should not be considered a substitute for data prepared in accordance with GAAP, but should be viewed in addition to the results of operations reported by the Company.

(3)	Figures are for Presque Isle Downs, Nemacolin, Mountaineer, Cape Girardeau and Caruthersville for the three and twelve months ended December 31, 2018.
(4)

Total figures for the three and twelve months ended December 31, 2018 include the combined results of operations for GV, TEI and the Company and exclude results of operations for Presque Isle Downs, Nemacolin, Mountaineer, Cape Girardeau and Caruthersville. Such presentation does not conform to GAAP or the Securities and Exchange Commission rules for pro forma presentation; however, we believe that the additional financial information will be helpful to investors in comparing current results with results of prior periods. This is non-GAAP data and should not be considered a substitute for data prepared in accordance with GAAP, but should be viewed in addition to the results of operations reported by the Company.

(5)

Figures are for Presque Isle Downs for the period beginning January 1, 2019 and ending January 11, 2019 and Nemacolin for the period beginning January 1, 2019 and ending March 8, 2019 and Mountaineer, Cape Girardeau and Caruthersville for the period January 1, 2019 and ending December 5, 2019.

(6)

Total figures for 2019 exclude results of operations for Presque Isle Downs, Nemacolin, Mountaineer, Cape Girardeau and Caruthersville. Such presentation does not conform to GAAP or the Securities and Exchange Commission rules for pro forma presentation; however, we believe that the additional financial information will be helpful to investors in comparing current results with results of prior periods. This is non-GAAP data and should not be considered a substitute for data prepared in accordance with GAAP, but should be viewed in addition to the results of operations reported by the Company.

(7)

Figures are for TEI for the nine months ended September 30, 2018 and for GV for the period beginning January 1, 2018 and ending August 6, 2018. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors and do not conform to GAAP.

(8)

Transaction expenses represent primarily costs related to the pending acquisition of Caesars for the three and twelve months ended December 31, 2019 and costs related to the acquisitions of GV, TEI and Isle for the three and twelve months ended December 31, 2018.

(9)

Other, for the three and twelve months ended December 31, 2019, is comprised of severance expense, (gain) loss on the sale or disposal of property and equipment, equity in income (loss) of unconsolidated affiliate, impairment charges, costs associated with resolving the historical Tropicana bankruptcy, the (gain) loss associated with the sales of Presque Isle Downs, Nemacolin, Mountaineer, Cape Girardeau and Caruthersville and selling costs associated with the closed and pending divestitures of Mountaineer, Cape Girardeau, Caruthersville, Kansas City, Vicksburg and Shreveport.

(10)

Other, for the three and twelve months ended December 31, 2018 is comprised of severance expense, (gain) loss on the sale or disposal of property and equipment, equity in income (loss) of an unconsolidated affiliate, preopening expenses, impairment charges at Vicksburg and Nemacolin, proceeds from the terminated sale of Vicksburg, other non-cash regulatory gaming assessments and selling costs associated with the divestitures of Presque Isle Downs and Nemacolin, the terminated sale of Vicksburg and the purchase of TEI and GV.